 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2016 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective August 5, 2016, Gregg Appliances, Inc., a subsidiary of hhgregg, Inc., ("the Company") and Robert J. Riesbeck entered into Amendment No. 2 to Employment Agreement ("Amendment No. 2") in connection with Mr. Riesbeck's appointment as President and Chief Executive Officer. Amendment No. 2 , among other things, (i) increases Mr. Riesbeck's annualized base salary to $700,000 and (ii) provides an annual bonus opportunity equal to 100% of his base salary based on a combination of the Company's financial performance and Mr. Riesbeck's individual performance, to be prorated for the current fiscal year to the effective date of Amendment No. 2. Amendment No. 2 also amends the change in control provisions. If the Company terminates Mr. Riesbeck within twelve months following a Change in Control (as defined in Amendment No. 2), Mr. Riesbeck is entitled to (i) twenty-four months of his base salary and (ii) a prorated bonus for the portion of the year Mr. Riesbeck was employed, contingent upon the satisfaction of any performance-related conditions.
A copy of the Amendment No. 2 to Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Employee Agreement, effective August 5, 2016, between Gregg Appliances, Inc. and Robert J. Riesbeck

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HHGREGG, INC.

Dated: August 5, 2016	/s/ Robert J. Riesbeck
Robert J. Riesbeck
President and Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to Employee Agreement, effective August 5, 2016, between Gregg Appliances, Inc. and Robert J. Riesbeck

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